SPECIAL MEETING OF SHAREHOLDERS PRINCIPAL CAPITAL VALUE FUND, INC.
                              HELD NOVEMBER 2, 1999

1.  Election of the Board of Directors.

                            For              Withheld

    Aschenbrenner       12,538,898            238,010
    Davis               12,541,368            235,541
    Eucher              12,541,399            235,509
    Ferguson            12,545,240            231,668
    Gilbert             12,550,868            226,040
    Griswell            12,530,824            246,084
    Kimball             12,550,802            226,106
    Lukavsky            12,535,776            241,132

2. Ratification of selection of Ernst & Young LLP as independent public auditors.

          In Favor            Opposed               Abstain

        12,475,417           92,974                208,517

3.  Amendment of Management Agreement to:
    A. Provide transfer agency services through a separate agreement.

          In Favor            Opposed               Abstain

         12,156,804          290,555               329,549

    B. Clarify changes to delegation provision.

          In Favor            Opposed               Abstain

         12,197,462          241,745               337,701

    C. Modify management fee schedule.

         In Favor       Opposed      Abstain   Broker Non-Votes

      11,137,907       816,480      339,395        483,125

4.  Approval of changes to fundamental investment restrictions regarding:
    A. Financial Futures and Options.

         In Favor       Opposed      Abstain   Broker Non-Votes

      11,585,937        378,819      329,028       483,125
    B. Short Sales.

         In Favor       Opposed      Abstain   Broker Non-Votes

      11,537,426       401,707      354,650        438,125
    C. Lending of Portfolio Securities.

         In Favor       Opposed      Abstain   Broker Non-Votes

      11,477,058       465,783      350,942        483,125
    D. Diversification.

         In Favor       Opposed      Abstain   Broker Non-Votes

        11,680,055      299,467      314,260       483,125